METHES ENERGIES CANADA INC.

4170 Sladeview Crescent, Unit 5

Mississauga, Ontario

L5LOA1

June 23, 2015

1730636 Ontario Limited

54117 Best Line

Aylmer, Ontario

N5H 2R3

Dear Sirs:

This will confirm our agreement to amend and modify the Loan Agreement between us dated June 21, 2013 and the related Promissory Note dated July 11, 2013.

1.	The term specified in the Loan Agreement is hereby extended to and shall end on July 1, 2016.

2.	The principal amount of $ 1,350,000.00 CDN now due under the Promissory Note shall be payable on July 1, 2016.

All other provisions of the Loan Agreement shall continue in full force and effect including monthly payment of the interest.

Very truly yours

METHES ENERGIES CANADA, INC.

by:	/s/ Han Swoong Ng
Han Swoong Ng, President

Accepted and agreed to this 23rd day of June, 2015

1730636 ONTARIO LIMITED

by:	/s/Robert Thompson

I have the authority to bind the Corporation.